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                                                                   EXHIBIT 10.20

                 AMENDMENT TO SEVERANCE COMPENSATION AGREEMENT

     This Amendment to Severance Compensation Agreement (the "Amendment") is made and entered into as of August 28, 1998, by and between Interactive Flight Technologies, Inc., a Delaware corporation (the "Company"), and Michail Itkis (the "Executive"), with reference to the following facts:

     A. The Company and Executive are parties to that certain Severance Compensation Agreement dated as of September 12, 1997 (the "Severance Compensation Agreement").

     B. The parties wish to amend the Severance Compensation Agreement as set forth herein.

     NOW THEREFORE, based on the mutual covenants contained herein, the parties agree as follows:

         1.3 Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined by KPMG Peat Marwick, LLP that any payment by the Company to or for the benefit of the Executive (whether paid or payable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 1.3) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code") or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall, at the same time that the payment giving rise to the excise tax is made, receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

         5.10 GRANTOR TRUST. The Company shall establish a grantor trust to assist it in meeting its obligations hereunder.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


INTERACTIVE FLIGHT TECHNOLOGIES, INC.                  EXECUTIVE


/s/ JOHN W. ALDERFER                                   /s/ MICHAIL ITKIS
----------------------                                 --------------------
name: John W. Alderfer                                 Michail Itkis
title: Treasurer